Exhibit 99.1

Contact: Karen Fugate
Investor Relations
940-297-3877

Sally Beauty Holdings Announces $1.0 Billion Stock Repurchase Program

Joseph C. Magnacca Joins Board of Directors

DENTON, Texas, August 31, 2017 — Sally Beauty Holdings, Inc. (NYSE: SBH) (the “Company”) today announced that its Board of Directors has approved a new share repurchase program granting the Company authority to repurchase up to $1.0 billion of its common stock through the end of its fiscal year 2021.  This share repurchase program terminates the Company’s prior $1.0 billion share repurchase program under which the Company had repurchased $721 million of its common stock as of June 30, 2017.

The Company expects to fund the share repurchases through a combination of cash on hand, future cash flow from operations and borrowings.  Repurchases may be made at management’s discretion from time to time on the open market, in privately negotiated transactions or otherwise, in each case subject to market conditions, compliance with all Securities and Exchange Commission rules and other legal requirements.

On August 30, 2017, the Board elected Mr. Joseph C. Magnacca as an independent director.  Mr. Magnacca has over 25 years of leadership experience in the retail industry and currently serves as President, Chief Executive Officer, and Director of Massage Envy Franchising LLC, a position he has held since 2016.  Before Massage Envy, Mr. Magnacca served as the Chief Executive Officer and a Director of RadioShack.  Prior to RadioShack, Mr. Magnacca was Executive Vice President and President of Daily Living Products and Solutions for Walgreen Co., where he oversaw all of Walgreen’s marketing and merchandising operations across more than 8,000 stores.

“I am pleased that our strong balance sheet and cash flow enable us to return value to shareholders through share repurchases while simultaneously executing on our long-term strategy,” said Chris Brickman, President and Chief Executive Officer.  “I am equally pleased to welcome Joe Magnacca to our Board of Directors.  Joe is a high-performance executive with significant experience in small-box retail, and we look forward to his contributions to our Board.”

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of approximately $4.0 billion annually.  Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through over 5,000 stores, including approximately 182 franchised units, throughout the United States, the United Kingdom, Belgium, Chile, Peru, Colombia, France, the Netherlands, Canada, Puerto Rico, Mexico, Ireland, Spain and Germany.  Sally Beauty Supply stores offer up to 9,000 products for hair, skin, and nails through professional lines such as OPI®, China Glaze®, Wella®, Clairol®, Conair® and Hot Shot Tools®, as well as an extensive selection of proprietary merchandise. Beauty Systems Group stores, branded as CosmoProf or Armstrong McCall stores, along with its outside sales consultants, sell up to 10,000 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico® and Aquage®, intended for use in salons and resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com.

CONTACT: Sally Beauty Holdings, Inc. Investor Relations  Karen Fugate, 940-297-3877

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act   of   1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Words   such   as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions may also identify such forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made.  Any forward-looking statements involve risks and uncertainties that could cause  actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended September 30, 2016, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.